Filed Pursuant to Rule 424(b)(5)
Registration No. 333-225964

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 30, 2018)

$200,000,000
Common Shares

DIANA SHIPPING INC.
This prospectus supplement relates to the issuance and sale of our common shares, par value $0.01 per share, having an aggregate offering price of up to $200,000,000, from time to time solely through Maxim Group LLC ("Maxim"), to whom we refer to herein as the sales agent. Each common share sold in this offering includes a preferred stock purchase right that trades with the common share. These sales, if any, will be made pursuant to the terms of an equity distribution agreement between us and the sales agent, dated April 23, 2021.
Our common shares are traded on the New York Stock Exchange or NYSE, under the symbol "DSX".  On April 22, 2021, the last reported sales price of our common shares on the NYSE was $3.48.
Sales of common shares, if any, under this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers' transactions on the NYSE, in negotiated transactions or transactions that are deemed to be "at the market" offerings as defined in Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), including sales made to or through a market maker other than on an exchange, at prices related to the prevailing market prices or at negotiated prices.
Investing in our common shares is speculative and involves significant risks. See "Risk Factors" beginning on page S-4 of this prospectus supplement, as well as the accompanying prospectus and the documents we have filed with the Securities and Exchange Commission that are incorporated by reference herein for more information, before you make any investment in our common shares.
None of the Securities and Exchange Commission, any state securities commission, or any other regulatory body has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The transaction fee payable for sales of common shares will be 3.0% of the gross sales price of all common shares sold from time to time under the equity distribution agreement. Subject to the terms and conditions of the equity distribution agreement, Maxim will use its commercially reasonable efforts to sell on our behalf any common shares to be offered by us under the equity distribution agreement. The net proceeds from any sales under this prospectus supplement will be used as described under "Use of Proceeds" in this prospectus supplement.
Maxim Group LLC

The date of this prospectus supplement is April 23, 2021

TABLE OF CONTENTS

Page

PROSPECTUS SUPPLEMENT

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT	S-i
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-3
RISK FACTORS	S-4
USE OF PROCEEDS	S-5
CAPITALIZATION	S-6
TAX CONSIDERATIONS	S-7
PLAN OF DISTRIBUTION	S-8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	S-9
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	S-10
LEGAL MATTERS	S-11
WHERE YOU CAN FIND ADDITIONAL INFORMATION	S-12

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the base prospectus. The second part, the base prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer only to the prospectus, we are referring to both parts combined, and when we refer to the accompanying prospectus, we are referring to the base prospectus.
If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference include important information about us, our common shares being offered and other information you should know before investing. You should read this prospectus supplement and the accompanying prospectus together with the additional information described under the heading "Where You Can Find More Information" before investing in our common shares.
Unless otherwise indicated, all references to "dollars" and "$" in this prospectus supplement are to, and amounts presented in, United States dollars and financial information presented in this prospectus supplement that is derived from financial statements incorporated by reference is prepared in accordance with accounting principles generally accepted in the United States.
We have authorized only the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and any sales agents have not, authorized anyone to provide you with information that is different. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you. We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date such information was issued, regardless of the time of delivery of this prospectus supplement or the date of any sale of our common shares.
S-i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus, including the information we incorporate by reference, include "forward-looking statements," as defined by U.S. federal securities laws, with respect to our financial condition, results of operations and business and our expectations or beliefs concerning future events. Words such as, but not limited to, "believe," "expect," "anticipate," "estimate," "intend," "plan," "targets," "projects," "likely," "will," "would," "could" and similar expressions or phrases may identify forward-looking statements.
All forward-looking statements involve risks and uncertainties. The occurrence of the events described, and the achievement of the expected results, depend on many events, some or all of which are not predictable or within our control. Actual results may differ materially from expected results.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in its records and other data available from third parties. Although the Company believes that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond its control, the Company cannot assure you that it will achieve or accomplish these expectations, beliefs or projections.
Such statements reflect the Company’s current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. The Company is making investors aware that such forward-looking statements, because they relate to future events, are by their very nature subject to many important factors that could cause actual results to differ materially from those contemplated.
In addition to these important factors and matters discussed elsewhere herein, important factors that, in its view, could cause actual results to differ materially from those discussed in the forward-looking statements include, but are not limited to (i) the strength of world economies, (ii) fluctuations in currencies and interest rates, (iii) general market conditions, including fluctuations in charter hire rates and vessel values, (iv) changes in demand in the dry-bulk shipping industry, (v) changes in the supply of vessels, including when caused by new newbuilding vessel orders or changes to or terminations of existing orders, and vessel scrapping levels, (vi) changes in the Company's operating expenses, including bunker prices, crew costs, drydocking and insurance costs, (vii) the Company’s future operating or financial results, (viii) availability of financing and refinancing and changes to the Company’s financial condition and liquidity, including the Company’s ability, (ix) to pay amounts that it owes and obtain additional financing to fund capital expenditures, acquisitions and other general corporate activities and the Company’s ability to obtain financing and comply with the restrictions and other covenants in the Company’s financing arrangements, (x) changes in governmental rules and regulations or actions taken by regulatory authorities, (xi) potential liability from pending or future litigation, (xii) compliance with governmental, tax, environmental and safety regulation, any non-compliance with the U.S. Foreign Corrupt Practices Act of 1977 (FCPA) or other applicable regulations relating to bribery, (xiii) the impact of the discontinuance of LIBOR after 2021 on interest rates of any of the Company’s debt that reference LIBOR, (xiv) the failure of counter parties to fully perform their contracts with the Company, (xv) the Company’s dependence on key personnel, (xvi) adequacy of insurance coverage, (xvii) the volatility of the price of the Company’s common shares, (xviii) the Company’s incorporation under the laws of the Marshall Islands and the different rights to relief that may be available compared to other countries, including the United States, (xix) general domestic and international political conditions or labor disruptions, (xx) acts by terrorists or acts of piracy on ocean-going vessels, (xxi) the length and severity of the recent novel coronavirus (COVID-19) outbreak and its impact in the dry-bulk shipping industry, (xxii) potential disruption of shipping routes due to accidents or political events, and (xxiii) other important factors described from time to time in the reports filed by the Company with the Securities and Exchange Commission, or the SEC, and the New York Stock Exchange, or the NYSE.
S-ii

We have based these statements on assumptions and analyses formed by applying our experience and perception of historical trends, current conditions, expected future developments and other factors we believe are appropriate in the circumstances. All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We undertake no obligation, and specifically decline any obligation, except as required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus supplement might not occur.
See the section entitled "Risk Factors," on page S-4 of this prospectus supplement, on page 11 of the accompanying prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 12, 2021, and incorporated by reference herein, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. These factors and the other risk factors described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY
This summary provides an overview of our company and our business. This summary is not complete and does not contain all of the information you should consider before purchasing our securities. You should carefully read all of the information contained or incorporated by reference in this prospectus supplement and any accompanying prospectus, including the "Risk Factors" and our consolidated financial statements and related notes contained herein and therein, before making an investment decision. Unless we specify otherwise, all references in this prospectus to "we," "our," "us," "Diana" and the "Company" refer to Diana Shipping Inc. We use the term deadweight, or "dwt," in describing the size of our Vessel. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
Our Company
We are a global provider of shipping transportation services. We specialize in the ownership of dry bulk vessels. Each of our vessels is owned through a separate wholly-owned subsidiary. We were re-domiciled from the Republic of Liberia to the Republic of the Marshall Islands in February 2005.
Our Fleet
Our Fleet is currently comprised of 37 dry bulk carriers. The following table summarizes key information about our Fleet as of the date of this prospectus:
Vessel Name	Year Built	Capacity(dwt)	Vessel Type

Protefs	2004	73,630	Panamax Bulk Carrier
Calipso	2005	73,691	Panamax Bulk Carrier
Naias(1)	2006	73,546	Panamax Bulk Carrier
Melia	2005	76,225	Panamax Bulk Carrier
Artemis	2006	76,942	Panamax Bulk Carrier
Leto	2010	81,297	Panamax Bulk Carrier
Selina	2010	75,700	Panamax Bulk Carrier
Maera	2013	75,403	Panamax Bulk Carrier
Ismene	2013	77,901	Panamax Bulk Carrier
Crystalia	2014	77,525	Panamax Bulk Carrier
Atalandi	2014	77,529	Panamax Bulk Carrier
Maia	2009	82,193	Kamsarmax Bulk Carrier
Myrsini	2010	82,117	Kamsarmax Bulk Carrier
Medusa	2010	82,194	Kamsarmax Bulk Carrier
Myrto	2013	82,131	Kamsarmax Bulk Carrier
Astarte	2013	81,513	Kamsarmax Bulk Carrier
Alcmene	2010	93,193	Post-Panamax Bulk Carrier
Amphitrite	2012	98,697	Post-Panamax Bulk Carrier
Polymnia	2012	98,704	Post-Panamax Bulk Carrier
Electra	2013	87,150	Post-Panamax Bulk Carrier
Phaidra	2013	87,146	Post-Panamax Bulk Carrier
Aliki	2005	180,235	Capesize Bulk Carriers
Baltimore	2005	177,243	Capesize Bulk Carriers
Salt Lake City	2005	171,810	Capesize Bulk Carriers
Semirio	2007	174,261	Capesize Bulk Carriers
Boston	2007	177,828	Capesize Bulk Carriers
Houston	2009	177,729	Capesize Bulk Carriers
New York	2010	177,773	Capesize Bulk Carriers
Seattle	2011	179,362	Capesize Bulk Carriers
P. S. Palios	2013	179,134	Capesize Bulk Carriers
G. P. Zafirakis	2014	179,492	Capesize Bulk Carriers
Santa Barbara	2015	179,426	Capesize Bulk Carriers
New Orleans	2015	180,960	Capesize Bulk Carriers
Los Angeles	2012	206,104	Newcastlemax Bulk Carriers
Philadelphia	2012	206,040	Newcastlemax Bulk Carriers
San Francisco	2017	208,006	Newcastlemax Bulk Carriers
Newport News	2017	208,021	Newcastlemax Bulk Carriers
(1) Vessel sold and expected to be delivered to her new Owners at the latest by July 30, 2021.

Ship Management
The commercial and technical management of our fleet, as well as the provision of administrative services relating to the fleet’s operations, are carried out by our wholly-owned subsidiary, Diana Shipping Services S.A., which we refer to as DSS, and Diana Wilhelmsen Management Limited, a 50/50 joint venture with Wilhelmsen Ship Management, which we refer to as DWM. In exchange for providing us with commercial and technical services, personnel and office space, we pay DSS a commission, which is a percentage of the managed vessels’ gross revenues, a fixed monthly fee per managed vessel and an additional monthly fee for the administrative services provided to Diana Shipping Inc. Such services may include budgeting, reporting, monitoring of bank accounts, compliance with banks, payroll services and any other possible service that Diana Shipping Inc. would require to perform its operations. Similarly, in exchange for providing us with commercial and technical services, we pay, through DSS, to DWM a commission which is a percentage of the managed vessels’ gross revenues and a fixed management monthly fee for each managed vessel.
Since June 1, 2010, Steamship Shipbroking Enterprises Inc., or Steamship, a related party controlled by our Chairman of the Board, provides brokerage services to us. The terms of this relationship are currently governed by a Brokerage Services Agreement dated July 1, 2020.
Corporate Information
Diana Shipping Inc. is a holding company incorporated under the laws of Liberia in March 1999 as Diana Shipping Investments Corp., and was re-domiciled from the Republic of Liberia to the Republic of the Marshall Islands in February 2005.  Our executive offices are located at Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at this address is +30-210-9470-100.

THE OFFERING
Common shares offered by us
Common shares with an aggregate offering price of up to $200,000,000 or approximately 57.5 million common shares at an assumed offering price of $3.48, which was the last reported closing price of our common shares on April 22, 2021.

Common shares outstanding prior to this offering	91,535,002 common shares.(1)
Preferred Share Purchase Rights	Our common shares include preferred share purchase rights, as described in the section of the accompanying prospectus entitled "Description of Capital Stock—Preferred Stock."
Listing	Our common shares are traded on the NYSE under the symbol “DSX.”
Manner of offering
Negotiated transactions or transactions deemed to be "at-the-market offerings" (including sales made to or through a market maker other than on an exchange) that may be made from time to time through Maxim, as sales agent, using commercially reasonable efforts. See "Plan of Distribution."

Use of Proceeds	The net proceeds of this offering will be used for general corporate purposes.
Risk Factors
An investment in our securities involves a high degree of risk. Before making an investment in our securities, you should carefully consider all the information in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. In particular, we urge you to consider carefully the factors set forth in the section entitled "Risk Factors" beginning on page S-4 of this prospectus supplement, as well as the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein for more information, before you make any investment in our common shares.

_____________
(1) Under our Articles of Incorporation, our authorized share capital consists of 200,000,000 common shares, par value $0.01 per share.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included in this prospectus supplement, the risk factors and all of the other information included in the base prospectus, and any other prospectus supplement and the documents that have been incorporated by reference in this prospectus supplement, the base prospectus, and any other prospectus supplement, including those in "Item 3—Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2020 filed with the Commission on March 12, 2021, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus supplement entitled "Where You Can Find Additional Information—Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
Risks Related to this Offering
It is not possible to predict the actual number of common shares we will sell under the equity distribution agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Maxim at any time throughout the term of the equity distribution agreement. The number of common shares that are sold through Maxim will fluctuate based on a number of factors, including the market price of the Common Shares during the sales period, the limits we set with Maxim in any applicable placement notice, and the demand for our common shares during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not possible to predict the number of shares that will be sold or the gross proceeds we will raise in connection with those sales. However, we may sell a substantial number of common shares in this offering. We cannot predict the effect, if any, that subsequent market sales of those common shares or the availability of those common shares for sale will have on the market price of our common shares.
You may experience immediate dilution in the net tangible book value per common share that you purchase.
The price per common share offered hereunder may be higher than our net tangible book value per common share prior to your purchase. In such event, you may suffer immediate dilution in an amount representing the difference between our net tangible book value per common share after giving effect this offering and the purchase price per common share that you pay in the offering.
Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.
Our management will have broad discretion in the application of the net proceeds from this offering, and our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-5 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

USE OF PROCEEDS
The net proceeds of this offering will be used for general corporate purposes. We expect that the net proceeds of this offering will be approximately $193.8 million, after deducting estimated commissions and estimated offering expenses.
We cannot assure you that we will use the proceeds of this offering for the stated purposes and we may use the net proceeds for other purposes with which you do not agree.

CAPITALIZATION
	As of December 31, 2020
	Actual	As Adjusted[1]
	(in thousands of U.S. dollars)
Total debt (secured and unsecured)	$423,056	$410,316

Shareholders’ equity
Preferred stock	26	26
Common stock, $0.01 par value; 200,000,000 shares authorized and 89,275,002 issued and outstanding at December 31, 2020	893	833
Additional paid-in capital	1,020,164	1,005,127
Accumulated other comprehensive income	69	69
Accumulated deficit	(592,582)	(594,249)
Total stockholders' equity	$428,570	$411,806

Total capitalization	$851,626	$822,122

1 As adjusted reflects i) the payment of $12.7 million of debt installments, ii) the repurchase in a tender offer of 6,000,000 shares at $2.50 per share in February 2021 and iii) $1.67 million of accrued and paid dividends on series B preferred shares. It does not include 8,260,000 restricted shares issued in February 2021, for which compensation cost will be recognized ratably over a period of 3 and 5 years.

TAX CONSIDERATIONS

You should carefully read the discussion of the material Marshall Islands and U.S. federal income tax considerations associated with our operations and the acquisition, ownership and disposition of our common shares set forth in the section entitled "Taxation" of our annual report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 12, 2021 and incorporated by reference herein.

PLAN OF DISTRIBUTION
We have entered into an equity distribution agreement with Maxim Group LLC pursuant to which we may issue and sell up to an aggregate of $200,000,000 of our common shares from time to time solely through Maxim Group LLC acting as sales agent. A copy of the equity distribution agreement will be filed as an exhibit to a Report on Form 6-K and incorporated by reference herein. Our common shares registered under this prospectus supplement are subject to sale under such agreement.
Upon delivery of a placement notice and subject to the terms and conditions of the equity distribution agreement, Maxim Group LLC may sell our common shares by any method permitted by law deemed to be an "at-the-market" offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE, on any other existing trading market for our common shares or to or through a market maker. Maxim Group LLC may also sell our common shares by any other method permitted by law, including in privately negotiated transactions. We or Maxim Group LLC may terminate the equity distribution agreement and the offering of our common shares upon notice.
The transaction fee payable for sales of common shares will be 3.0% of the gross sales price of all common shares sold from time to time under the equity distribution agreement, such fee being subject to the terms and conditions of the equity distribution agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We have agreed to reimburse Maxim Group LLC upon request for its reasonable costs and out-of-pocket expenses incurred in connection with this offering up to a maximum of $50,000 including fees and disbursements of its legal counsel. Additionally, we have agreed to reimburse Maxim Group LLC $5,000 for its legal fees on each bringdown date (as defined in the equity distribution agreement) while this offering is open.
Settlement for sales of common shares will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and Maxim Group LLC in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Maxim Group LLC may agree upon.
Maxim Group LLC will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the NYSE. In connection with the sale of the common shares on our behalf, Maxim Group LLC will be deemed to be an "underwriter" within the meaning of the Securities Act and the compensation of Maxim Group LLC will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to Maxim Group LLC against certain civil liabilities, including liabilities under the Securities Act.
The offering of our common shares pursuant to the equity distribution agreement will terminate upon the earlier of the (i) sale of all of our common shares provided for in this prospectus supplement, or (ii) termination of the equity distribution agreement as permitted therein. We may terminate the equity distribution agreement with five days of prior written notice. Maxim Group LLC may terminate the equity distribution agreement at any time upon written notice.
Maxim Group LLC and its affiliates may in the future provide various investment banking, commercial banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, Maxim Group LLC will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.
This prospectus supplement in electronic format may be made available on a web site maintained by Maxim Group LLC and Maxim Group LLC may distribute this prospectus supplement electronically.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial owners of 5% or more of our common shares and beneficial ownership of all of our directors and officers. All of our shareholders, including the shareholders listed in the table below, are entitled to one vote for each common share held.
The percentage of beneficial ownership is based on 91,535,002 shares outstanding as of April 21, 2021.
Name of Beneficial Owner	No. of Shares	Percentage
Semiramis Paliou(1)	16,062,285	17.5%
Anastasios Margaronis(2)	7,791,234	8.5%
Kopernick Global Investors, LLC(3)	7,384,879	8.1%
Hosking Partners LLP(4)	5,724,407	6.3%
All other officers and directors as a group	7,178,674	7.8%

(1) Mrs. Semiramis Paliou indirectly may be deemed to beneficially own 17.5% beneficially owned through Tuscany Shipping Corp., or Tuscany, and through 4 Sweet Dreams S.A., as the result of her ability to control the vote and disposition of such entities. As of December 31, 2018, 2019 and 2020, Mrs. Semiramis Paliou owned indirectly 0.5%, 1.2% and 17.8%, respectively, of our outstanding common stock. Additionally, on January 31, 2019, we issued 10,675 shares of newly designated Series C Preferred Stock, par value $0.01 per share, to Taracan Investments S.A., or Taracan, which in September 2020 were contributed to Tuscany. The Series C Preferred Stock will vote with our common shares and each share of the Series C Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the common stockholders of the Issuer. Through her beneficial ownership of common shares and shares of Series C Preferred Stock, Paliou currently controls 26.2% of the vote of any matter submitted to the vote of the common shareholders.
(2) Mr. Anastasios Margaronis, our President and a member of our board of directors may be deemed to beneficially own Anamar Investments Inc. and Coronis Investments Inc. as the result of his ability to control the vote and disposition of such entities, for an aggregate of 7,791,234 shares.
(3) This information is derived from a Schedule 13G/A filed with the SEC on February 12, 2021, adjusting the percentage figure based on the common shares issued and outstanding as of the date of this report.
(4) This information is derived from a Schedule 13G/A filed with the SEC on February 1, 2021, adjusting the percentage figure based on the common shares issued and outstanding as of the date of this report.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
We estimate the expenses in connection with the distribution of our common shares in this offering, other than underwriting discounts, will be as set forth in the table below.
SEC registration fee	$21,820
Legal fees and expenses	$100,000
Accounting fees and expenses	$38,000
Miscellaneous	$10,180
Total	$170,000	*

____________
*
All amounts are estimated, except the U.S. Securities and Exchange Commission registration fee of $21,820 covering all the securities being offered under the registration statement on Form F-3 (File No 333-225964) filed with the Commission with an effective date of July 26, 2018, of which this prospectus supplement forms a part, which were previously paid. We allocate the cost of these fees on an approximately pro-rata basis with each offering.

LEGAL MATTERS
The validity of the common shares offered hereby and other matters relating to Marshall Islands and United States law will be passed upon for us by Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004. Ellenoff Grossman & Schole LLP, New York, New York, is representing the sales agent in this offering.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission. The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all of the information in the registration statement. The full registration statement may be obtained from the Commission or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the Commission's website.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below:
•	Annual Report on Form 20-F for the year ended December 31, 2020, filed with the Commission on March 12, 2021.
•	Current report on Form 6-K dated March 17, 2021.
•	Current report on Form 6-K dated April 15, 2021.
•	Current report on Form 6-K dated April 22, 2021.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or any prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and subsequent filings. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by oral or written request to the following address:
Diana Shipping Inc.
Attn: Ioannis Zafirakis
Pendelis 16, 175 64
Palaio Faliro
Athens, Greece
+ 30-210-9470-100
www.dianashippinginc.com

Information provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with United States generally accepted accounting principles and those reports will include a "Management's Discussion and Analysis of Financial Condition and Results of Operations" section for the relevant periods. As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," we are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Disclosure of Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

PROSPECTUS

$500,000,000

DIANA SHIPPING INC.

Common Stock, Preferred Stock Purchase Rights, Preferred Stock,
Debt Securities, Warrants, Purchase Contracts, Rights and Units

Through this prospectus, we may periodically offer:

(1) our common stock (including related preferred stock purchase rights),
(2) our preferred stock,
(3) our debt securities,
(4) our warrants,
(5) our purchase contracts,
(6) our rights, and
(7) our units.
We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above.
The aggregate offering price of all securities issued and sold under this prospectus may not exceed $500,000,000.  The securities issued and sold under this prospectus may be offered directly or through underwriters, agents or dealers.  The names of any underwriters, agents or dealers will be included in a supplement to this prospectus.  The prices and other terms of the securities issued and sold under this prospectus will be determined at the time of their offering and will be described in a supplement to this prospectus.
Our common stock is listed on the New York Stock Exchange, or the NYSE, under the symbol "DSX."  Our Series B Preferred Stock is listed on the NYSE under the symbol "DSXPRB."
An investment in the securities offered hereby involves risks.  See the section entitled "Risk Factors" on page 6 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2018.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the Commission, using the shelf registration process.  Under the shelf registration process, we may sell, from time to time, our common stock (including related preferred stock purchase rights), preferred stock, debt securities, warrants, purchase contracts, rights and units described in this prospectus in one or more offerings up to a total dollar amount of $500,000,000.  This prospectus provides you with a general description of the securities we may offer.  Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering.  The prospectus supplement may also add, update or change the information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.  Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the Commission and do not contain all the information in the registration statement.  Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the Commission as described below under the section entitled "Where You Can Find Additional Information."
You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We will not make any offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Unless the context requires otherwise, all references in this prospectus to "we," "our," "us" and the "Company" refer to Diana Shipping Inc. and its subsidiaries. We use the term deadweight tons, or dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, in describing the size of our vessels. Unless otherwise indicated, all references to currency amounts in this prospectus are in U.S. dollars. We prepare our financial statements, including all of the financial statements included or incorporated by reference in this prospectus, in U.S. dollars and in conformity with U.S. generally accepted accounting principles, or U.S. GAAP.  We have a fiscal year end of December 31.

TABLE OF CONTENTS

Page
PROSPECTUS SUMMARY	1
RISK FACTORS	6
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	7
RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS	8
USE OF PROCEEDS	9
CAPITALIZATION	10
PRICE RANGE OF CAPITAL STOCK	11
PLAN OF DISTRIBUTION	12
DESCRIPTION OF CAPITAL STOCK	13
DESCRIPTION OF DEBT SECURITIES	19
DESCRIPTION OF WARRANTS	25
DESCRIPTION OF PURCHASE CONTRACTS	26
DESCRIPTION OF RIGHTS	27
DESCRIPTION OF UNITS	28
ENFORCEABILITY OF CIVIL LIABILITIES	29
EXPENSES	30
LEGAL MATTERS	30
EXPERTS	30
WHERE YOU CAN FIND ADDITIONAL INFORMATION	31

PROSPECTUS SUMMARY
This summary provides an overview of our company and our business. This summary is not complete and does not contain all of the information you should consider before purchasing our securities. You should carefully read all of the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement, including the section entitled "Risk Factors" and our financial statements and related notes contained herein and therein, before making an investment decision.
Our Company
We are a global provider of shipping transportation services through our ownership of dry bulk vessels. We wholly own, directly or indirectly, each of the subsidiaries which own the vessels that comprise our fleet. Our vessels are employed on short, medium and long-term time charters and transport a range of dry bulk cargoes, including such commodities as iron ore, coal, grain and other materials along worldwide shipping routes. As of the date of this prospectus, our operating fleet consists of 50 dry bulk vessels, of which 22 are Panamax, five are Kamsarmax, five are Post-Panamax, 14 are Capesize and four are Newcastlemax, having a combined carrying capacity of approximately 5.8 million dwt and a weighted average age of 8.9 years. The commercial and technical management of our fleet, as well as the provision of administrative services relating to our fleet's operations, are carried out by Diana Shipping Services S.A., our wholly-owned subsidiary, and Diana Wilhelmsen Management Limited, a 50/50 joint venture with Wilhelmsen Ship Management.
We focus in the ownership of dry bulk carriers with a capacity of 70,000 dwt and above. However, we will also consider purchasing other classes of dry bulk vessels, if we determine that those vessels would, in our view, present favorable investment opportunities. The size of our fleet may change through acquisitions or sales of vessels.
Our Fleet
The following table presents certain information concerning the dry bulk carriers in our fleet as of the date of this prospectus:
	Vessel	Sister Ships*	Gross Rate (USD Per Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
	BUILT DWT
	22 Panamax Bulk Carriers
1	DANAE	A	$10,000	5.00%	Phaethon International Company AG	22-Dec-17	22-Jan-19 - 7-May-19
	2001 75,106
2	DIONE	A	$10,350	5.00%	Ausca Shipping Limited, Hong Kong	23-Jan-18	23-Mar-19 - 8-Jul-19
	2001 75,172
3	NIREFS	A	$9,400	5.00%	Jaldhi Overseas Pte. Ltd., Singapore	5-May-17	27-Jul-18 - 30-Aug-18	1,2
	2001 75,311
4	ALCYON	A	$8,800	5.00%	Hudson Shipping Lines Incorporated	20-Jul-17	3-Aug-18 - 18-Dec-18	2,3,4
	2001 75,247
5	TRITON	A	$6,500	5.00%	Ausca Shipping Limited, Hong Kong	8-Jun-17	4-Aug-18 - 23-Oct-18	2
	2001 75,336
6	OCEANIS	A	$7,000	5.00%	Ausca Shipping Limited, Hong Kong	30-May-17	2-Aug-18 - 14-Nov-18	2
	2001 75,211
7	THETIS	B	$8,350	5.00%	Ausca Shipping Limited, Hong Kong	14-Jul-17	2-Aug-18 - 14-Oct-18	2
	2004 73,583
8	PROTEFS	B	$7,900	5.00%	Hudson Shipping Lines Incorporated	24-Jun-17	31-Jul-18 - 13-Oct-18	2
	2004 73,630
9	CALIPSO	B	$12,200	5.00%	Glencore Agriculture B.V., Rotterdam	12-Mar-18	28-May-19 - 12-Sep-19
	2005 73,691
10	CLIO	B	$8,550	5.00%	Phaethon International Company AG	9-Jul-17	9-Aug-18 - 9-Nov-18
	2005 73,691

	Vessel	Sister Ships*	Gross Rate (USD Per Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
	BUILT DWT
11	NAIAS	B	$10,000	5.00%	Phaethon International Company AG	26-Nov-17	11-Feb-19 - 26-May-19
	2006 73,546
12	ARETHUSA	B	$7,200	5.00%	Noble Resources International Pte. Ltd., Singapore	23-Jan-17	27-Apr-18
			$12,600	5.00%	Glencore Agriculture B.V., Rotterdam	27-Apr-18	27-Apr-19 - 27-Jul-19
	2007 73,593
13	ERATO	C	$10,500	5.00%	Phaethon International Company AG	30-Dec-17	2-Mar-19 - 30-May-19
	2004 74,444
14	CORONIS	C	$9,000	5.00%	Narina Maritime Ltd	16-May-17	25-Jul-18 - 5-Aug-18	2
	2006 74,381
15	MELIA		$9,500	5.00%	Nidera S.P.A., Roma	19-Mar-17	28-Apr-18	5
			$12,000	5.00%	United Bulk Carriers International S.A., Luxemburg	28-Apr-18	28-Sep-19 - 28-Dec-19
	2005 76,225
16	ARTEMIS		$9,000	5.00%	Ausca Shipping Limited, Hong Kong	8-Jul-17	1-Aug-18 - 8-Oct-18	2
	2006 76,942
17	LETO		$12,500	5.00%	Glencore Agriculture B.V., Rotterdam	10-Jan-18	10-May-19 - 25-Aug-19
	2010 81,297
18	SELINA	D	$12,250	5.00%	BG Shipping Co., Limited, Hong Kong	6-Feb-18	6-Jun-19 - 6-Sep-19
	2010 75,700
19	MAERA	D	$11,900	5.00%	Unico Logistics Co., Ltd., Seoul	19-Sep-17	4-Jul-18
			$11,750	5.00%	ST Shipping and Transport Pte. Ltd., Singpore	4-Jul-18	20-Jan-19 - 4-Apr-19
	2013 75,403
20	ISMENE		$12,000	5.00%	DHL Project & Chartering Limited, Hong Kong	16-Sep-17	16-Sep-18 - 16-Dec-18
	2013 77,901
21	CRYSTALIA	E	$11,100	5.00%	Glencore Agriculture B.V., Rotterdam	3-Oct-17	3-Oct-18 - 18-Jan-19
	2014 77,525
22	ATALANDI	E	$5,300	5.00%	Glencore Grain B.V., Rotterdam	26-Mar-16	27-Apr-18
			$13,500	5.00%	Uniper Global Commodities SE, Düsseldorf	27-Apr-18	27-Jun-19 - 27-Sep-19
	2014 77,529
	5 Kamsarmax Bulk Carriers
23	MAIA	F	$10,125	5.00%	Glencore Agriculture B.V., Rotterdam	27-Jul-17	30-Jul-18 - 27-Oct-18	2
	2009 82,193
24	MYRSINI	F	$8,650	5.00%	RWE Supply & Trading GmbH, Essen	8-Jun-17	31-Aug-18 - 31-Dec-18
	2010 82,117
25	MEDUSA	F	$10,000	4.75%	Cargill International S.A., Geneva	6-Jul-17	31-Jul-18 - 6-Oct-18	2
	2010 82,194
26	MYRTO	F	$8,000	4.75%	Cargill International S.A., Geneva	17-Jan-17	25-Apr-18	6
			$14,000	4.75%		25-Apr-18	25-May-19 - 25-Jul-19
	2013 82,131

	Vessel	Sister Ships*	Gross Rate (USD Per Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
	BUILT DWT
27	ASTARTE		$9,000	5.00%	Glencore Agriculture B.V., Rotterdam	12-Jun-17	12-Aug-18 - 12-Nov-18
	2013 81,513
	5 Post-Panamax Bulk Carriers
28	ALCMENE		$8,000	4.75%	Cargill International S.A., Geneva	8-Jun-17	3-Aug-18 - 23-Oct-18	2
	2010 93,193
29	AMPHITRITE	G	$11,150	4.75%	Cargill International S.A., Geneva	28-Sep-17	28-Oct-18 - 28-Jan-19
	2012 98,697
30	POLYMNIA	G	$10,100	4.75%	Cargill International S.A., Geneva	15-Mar-17	9-Jul-18
			$16,000	4.75%		9-Jul-18	9-Sep-19 - 9-Dec-19
	2012 98,704
31	ELECTRA	H	$8,000	5.00%	Uniper Global Commodities SE, Düsseldorf	11-Jun-17	30-Jul-18 - 11-Nov-18	2
	2013 87,150
32	PHAIDRA	H	$12,700	5.00%	Uniper Global Commodities SE, Düsseldorf	13-Jan-18	13-Jan-19 - 13-Apr-19	7
	2013 87,146
	14 Capesize Bulk Carriers
33	NORFOLK		$13,250	5.00%	SwissMarine Services S.A., Geneva	1-Dec-17	1-Sep-19 - 1-Dec-19
	2002 164,218
34	ALIKI		$10,300	5.00%	SwissMarine Services S.A., Geneva	14-Feb-17	9-Apr-18
			$18,000	5.00%		9-Apr-18	9-Dec-19 - 9-Feb-20
	2005 180,235
35	BALTIMORE		$11,300	4.75%	Cargill International S.A., Geneva	16-Feb-17	28-May-18
			$18,050	5.00%	Koch Shipping Pte. Ltd., Singapore	6-Jun-18	22-May-19 - 21-Aug-19
	2005 177,243
36	SALT LAKE CITY		$9,000	5.00%	Uniper Global Commodities SE, Düsseldorf	20-Jan-17	1-May-18
			$16,250	4.75%	Cargill International S.A., Geneva	1-May-18	1-Jan-19 - 1-Mar-19
	2005 171,810
37	SIDERIS GS	I	$13,000	5.00%	Rio Tinto Shipping (Asia) Pte., Ltd., Singapore	21-Jun-17	4-Aug-18 - 21-Nov-18	2
	2006 174,186
38	SEMIRIO	I	$14,150	5.00%	Koch Shipping Pte. Ltd., Singapore	21-May-17	1-Aug-18 - 21-Sep-18	2
	2007 174,261
39	BOSTON	I	$17,000	5.00%	EGPN Bulk Carrier Co., Limited, Hong Kong	6-Dec-17	6-Apr-19 - 6-Jul-19
	2007 177,828
40	HOUSTON	I	$10,000	5.00%	SwissMarine Services S.A., Geneva	17-Feb-17	9-May-18	8
			$19,000	5.00%		9-May-18	25-Jan-19 - 24-Apr-19
	2009 177,729

	Vessel	Sister Ships*	Gross Rate (USD Per Day)	Com**	Charterers	Delivery Date to Charterers***	Redelivery Date to Owners****	Notes
	BUILT DWT
41	NEW YORK	I	$16,000	5.00%	DHL Project & Chartering Limited, Hong Kong	2-Feb-18	2-Jun-19 - 2-Sep-19
	2010 177,773
42	SEATTLE	J	$11,700	5.00%	Koch Shipping Pte. Ltd., Singapore	8-Feb-17	23-Jul-18	2
	2011 179,362
43	P. S. PALIOS	J	$10,550	5.00%	Koch Shipping Pte. Ltd., Singapore	27-Jan-17	24-May-18
			$17,350	5.00%		24-May-18	9-Jun-19 - 24-Aug-19
	2013 179,134
44	G. P. ZAFIRAKIS	K	$15,000	5.00%	RWE Supply & Trading GmbH, Essen	14-Aug-17	29-Sep-18 - 14-Jan-19
	2014 179,492
45	SANTA BARBARA	K	$12,000	4.75%	Cargill International S.A., Geneva	24-Jan-17	24-Apr-18
			$20,250	4.75%		24-Apr-18	9-Oct-19 - 9-Dec-19
	2015 179,426
46	NEW ORLEANS		$21,000	5.00%	SwissMarine Services S.A., Geneva	24-Mar-18	24-Feb-19 - 24-Apr-19
	2015 180,960
	4 Newcastlemax Bulk Carriers
47	LOS ANGELES	L	BCI_2014 5TCs AVG + 14%	5.00%	SwissMarine Services S.A., Geneva	22-Jan-17	16-Apr-18
			$19,150	5.00%		16-Apr-18	1-Jan-19 - 16-Apr-19
	2012 206,104
48	PHILADELPHIA	L	$15,500	5.00%	Koch Shipping Pte. Ltd., Singapore	14-Mar-17	13-May-18	9,10
			$20,000	5.00%		18-Jun-18	3-Feb-20 - 18-May-20
	2012 206,040
49	SAN FRANCISCO	M	$11,750	5.00%	Koch Shipping Pte. Ltd., Singapore	5-Jan-17	14-May-18
			$24,000	5.00%		14-May-18	4-Mar-19 - 24-May-19
	2017 208,006
50	NEWPORT NEWS	M	BCI_2014 5TCs AVG + 24%	5.00%	SwissMarine Services S.A., Geneva	10-Jan-17	10-Nov-18 - 10-Mar-19
	2017 208,021

* Each dry bulk carrier is a "sister ship", or closely similar, to other dry bulk carriers that have the same letter.
** Total commission percentage paid to third parties.
*** In case of newly acquired vessel with time charter attached, this date refers to the expected/actual date of delivery of the vessel to the Company.
**** Range of redelivery dates, with the actual date of redelivery being at the Charterers' option, but subject to the terms, conditions, and exceptions of the particular charterparty.

1 Vessel off-hire for drydocking from April 24, 2018 to May 13, 2018.
2 Based on latest information.
3 Vessel off-hire for drydocking from May 11, 2018 to May 30, 2018.
4 Vessel off hire for unscheduled maintenance from May 30, 2018 to July 10, 2018.
5 Since September 17, 2017, Charterers have changed to COFCO Agri Freight SA.
6 Charterers have agreed to pay the weighted average of the Baltic Panamax 4 T/C routes, as published by the Baltic Exchange on April 17, 2018 plus 15%, for the excess period commencing from April 17, 2018. If such a hire is less than the current rate, then the current rate of US$8,000 to apply.

7 Vessel off-hire for drydocking from April 22, 2018 to May 30, 2018.
8 The charter rate was US$5,150 for the first fifteen (15) days of the charter period.
9 Charterers have agreed to pay the weighted average of the Baltic Capesize 5 T/C routes, as published by the Baltic Exchange on May 2, 2018 plus 15%, for the excess period commencing from May 2, 2018.

10 Vessel on unscheduled maintenance from May 13, 2018 to June 18, 2018.

Corporate Information
Diana Shipping Inc. is a holding company incorporated under the laws of Liberia in March 1999 as Diana Shipping Investments Corp. In February 2005, we redomiciled from the Republic of Liberia to the Republic of the Marshall Islands and changed our name to Diana Shipping Inc.  Our executive offices are located at Pendelis 16, 175 64 Palaio Faliro, Athens, Greece. Our telephone number at this address is 011 30 (210) 947-0100.  Our website address is www.dianashippinginc.com.  The information on our website is not a part of this prospectus.
The Securities We May Offer
We may use this prospectus to offer, through one or more offerings, up to $500,000,000 of our common stock (including related preferred stock purchase rights), preferred stock, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. A prospectus supplement will describe the specific types, amounts, prices, and detailed terms of any of these offered securities and may describe certain risks in addition to those set forth below associated with an investment in the securities. Terms used in the prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included in this prospectus, the risk factors and all of the other information included in any prospectus supplement and the documents that have been incorporated by reference in this prospectus and any prospectus supplement, including those in "Item 3—Key Information—D. Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2017 filed with the Commission on March 16, 2018, as updated by annual, quarterly and other reports and documents we file with the Commission after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference." The occurrence of one or more of those risk factors could adversely impact our business, results of operations or financial condition. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this document may constitute forward-looking statements.  The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views with respect to future events and financial performance.  The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "project," "plan," "potential," "may," "should," "expect" and similar expressions identify forward-looking statements.
The forward-looking statements in this document are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, our management's examination of historical operating trends, data contained in our records and other data available from third parties.  Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to these important factors and matters discussed elsewhere in this prospectus, and in the documents incorporated by reference in this prospectus, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include the strength of world economies, fluctuations in currencies and interest rates, general market conditions, including fluctuations in charter hire rates and vessel values, changes in demand in the dry bulk shipping industry, changes in the supply of vessels and the market for our vessels, changes in our operating expenses, including bunker prices, crew costs, drydocking and insurance costs, the availability of financing and refinancing, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions or labor disruptions, potential disruption of shipping routes due to accidents or political events, vessel breakdowns and instances of off-hires and other important factors described from time to time in the reports filed by us with the Commission and the NYSE.  We caution readers of this prospectus and any prospectus supplement not to place undue reliance on these forward-looking statements, which speak only as of their dates.  We undertake no obligation to update or revise any forward-looking statements.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE DIVIDENDS
The following table sets forth our unaudited ratio of earnings to fixed charges and preference dividends (or the dollar amount of the coverage deficiency in periods that earnings are inadequate to cover fixed charges and preference dividends) for the years ended December 31, 2013, 2014, 2015, 2016 and 2017, and for the three months ended March 31, 2018.
	For the years ended December 31,					For the three months ended
	2013	2014	2015	2016	2017	March 31, 2018
(Loss) Earnings:	(In thousands of US Dollars)
Net income / (loss) before adjustment for income or loss from equity investees	$(15,111)	$(22,936)	$(59,580)	$(107,860)	$(506,107)	$(3,066)
Add: Distributed income of equity investees	3,000	763	193	96	-	-
Add: Fixed charges	8,541	8,740	15,986	22,512	26,446	6,841
	$(3,570)	$(13,433)	$(43,401)	$(85,252)	$(479,661)	$3,775
Less: Interest capitalized	468	406	700	1,486	13	-
Total earnings/(loss)	$(4,038)	$(13,839)	$(44,101)	$(86,738)	$(479,674)	$3,775

Fixed Charges:
Interest expense and capitalized	$8,068	$8,221	$14,622	$21,009	$24,991	$6,519
Amortization and write-off of deferred financing fees	473	519	1,364	1,503	1,455	322
Total Fixed Charges	$8,541	$8,740	$15,986	$22,512	$26,446	$6,841

Preferred Dividends (1)	-	5,080	5,769	5,769	5,769	1,442

Total fixed charges and preferred dividends	$8,541	$13,820	$21,755	$28,281	$32,215	$8,283

Ratio of Earnings to Fixed Charges	-	-	-	-	-	0.6	x

Dollar amount of coverage deficiency	$(12,579)	$(22,579)	$(60,087)	$(109,250)	$(506,120)	$(3,066)

Ratio of Earnings to Fixed Charges and Preference Dividends (2)	-	-	-	-	-	0.5	x

Dollar amount of coverage deficiency	$(12,579)	$(27,659)	$(65,856)	$(115,019)	$(511,889)	$(4,508)

(1)
Prior to February 14, 2014, we had not issued any preferred shares. Accordingly, the ratio of earnings to combined fixed charges and preference dividends is equivalent to the ratio of earnings to fixed charges for the year ended December 31, 2013.

(2)	For purposes of calculating the ratios of earnings to combined fixed charges and preference dividends:
•	"earnings" consist of net income available to common stockholders, before income or loss from equity investees, plus distributed income of equity investees and fixed charges less interest capitalized;
•	"fixed charges" consist of interest expensed and capitalized and amortization and write-off of capitalized expenses relating to indebtedness; and
•
"preference dividends" refers to the amount of pre-tax earnings that is required to pay the cash dividends on outstanding preference securities and is computed as the amount of the dividend divided by the result of one (1) minus the effective income tax rate applicable to continuing operations. It also includes the redemption of preferred shares.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities issued under this prospectus as set forth in the applicable prospectus supplement.

CAPITALIZATION
A prospectus supplement or report on Form 6-K incorporated by reference into the registration statement of which this prospectus is a part will include information relating to our capitalization.

PRICE RANGE OF CAPITAL STOCK
The trading market for our common shares is the NYSE, on which our shares trade under the symbol "DSX."  The following table sets forth the high and low closing prices for our common shares for the periods indicated, as reported by the NYSE.
FOR THE YEAR ENDED:	HIGH	LOW
December 31, 2017	$6.03	$3.30
December 31, 2016	$4.47	$2.02
December 31, 2015	$8.11	$3.58
December 31, 2014	$13.55	$6.31
December 31, 2013	$13.64	$7.47

FOR THE QUARTER ENDED:	HIGH	LOW
June 30, 2018	$5.10	$3.34
March 31, 2018	$4.50	$3.35
December 31, 2017	$4.57	$3.66
September 30, 2017	$4.26	$3.63
June 30, 2017	$6.03	$3.50
March 31, 2017	$4.79	$3.30
December 31, 2016	$4.11	$2.40
September 30, 2016	$3.12	$2.27
June 30, 2016	$3.46	$2.12
March 31, 2016	$4.47	$2.02

FOR THE MONTH:	HIGH	LOW
July 2018 (through and including July 19, 2018)	$5.00	$4.44
June 2018	$5.10	$4.45
May 2018	$4.42	$3.60
April 2018	$3.74	$3.34
March 2018	$3.89	$3.48
February 2018	$3.93	$3.35
January 2018	$4.50	$3.80

The trading market for our Series B Preferred Stock is the NYSE, on which our shares trade under the symbol "DSXPRB."  The following table sets forth the high and low closing prices for our Series B Preferred Stock for the periods indicated, as reported by the NYSE.
FOR THE YEAR ENDED:	HIGH	LOW
December 31, 2017	$24.81	$17.24
December 31, 2016	$18.52	$9.50
December 31, 2015	$25.59	$10.80
December 31, 2014 (beginning February 21, 2014)	$26.98	$22.76

FOR THE QUARTER ENDED:	HIGH	LOW
June 30, 2018	$25.20	$23.70
March 31, 2018	$24.94	$22.60
December 31, 2017	$24.81	$23.53
September 30, 2017	$24.19	$21.56
June 30, 2017	$22.70	$20.89
March 31, 2017	$21.93	$17.24
December 31, 2016	$17.25	$14.53
September 30, 2016	$18.33	$14.99
June 30, 2016	$18.52	$13.42
March 31, 2016	$15.15	$9.50

FOR THE MONTH:	HIGH	LOW
July 2018 (through and including July 19, 2018)	$25.80	$24.83
June 2018	$25.20	$24.56
May 2018	$24.85	$23.70
April 2018	$24.59	$23.70
March 2018	$24.70	$24.00
February 2018	$24.53	$22.60
January 2018	$24.94	$23.30

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of our securities included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we may enter into options or other types of transactions that require us to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:
•	enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and major shareholders may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NYSE, the existing trading market for our shares of common stock and Series B Preferred Stock, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities being registered under the registration statement of which this prospectus forms a part.

DESCRIPTION OF CAPITAL STOCK
 The following is a summary of the description of our capital stock and the material terms of our amended and restated articles of incorporation and bylaws.  Because the following is a summary, it does not contain all of the information that you may find useful. We refer you to our amended and restated articles of incorporation and bylaws, copies of which have been filed as exhibits to our annual report on Form 20-F filed with the Commission on March 16, 2018, which is incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference."
Purpose
Our purpose, as stated in our amended and restated articles of incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act, or the BCA. Our amended and restated articles of incorporation and bylaws do not impose any limitations on the ownership rights of our stockholders.
Authorized Capitalization
Under our amended and restated articles of incorporation, as of the date of this prospectus, our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.01 per share, of which 107,931,017 shares are issued and outstanding, and 25,000,000 shares of preferred stock, par value $0.01 per share, of which (i) 1,000,000 shares are designated Series A Participating Preferred Stock, none of which is issued and outstanding, and (ii) 5,000,000 shares are designated Series B Preferred Stock, 2,600,000 shares of which are issued and outstanding.  All of our shares of stock are in registered form.
Common Stock
Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our common stock will be entitled to receive pro rata our remaining assets available for distribution. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of our preferred stock.
Preferred Stock
Our board of directors is authorized to provide for the issuance of preferred stock in one or more series with designations as may be stated in the resolution or resolutions providing for the issue of such preferred stock.  At the time that any series of our preferred stock is authorized, our board of directors will fix the dividend rights, any conversion rights, any voting rights, redemption provisions, liquidation preferences and any other rights, preferences, privileges and restrictions of that series, as well as the number of shares constituting that series and their designation.  Our board of directors could, without shareholder approval, cause us to issue preferred stock which has voting, conversion and other rights and preferences that could adversely affect the voting power and other rights of holders of our common stock, Series A Participating Preferred Stock and Series B Preferred Stock, or make it more difficult to effect a change in control.  In addition, preferred stock could be used to dilute the share ownership of persons seeking to obtain control of us and thereby hinder a possible takeover attempt which, if our shareholders were offered a premium over the market value of their shares, might be viewed as being beneficial to our shareholders. The material terms of any series of preferred stock that we offer through a prospectus supplement will be described in that prospectus supplement.
Series B Cumulative Redeemable Perpetual Preferred Stock
Our Series B Preferred Stock is senior in rank to our Series A Participating Preferred Stock.  Holders of our Series B Preferred Stock have no voting rights other than the ability, subject to certain exceptions, to elect one director if dividends for six quarterly dividend periods (whether or not consecutive) are in arrears and certain other limited protective voting rights.  Holders of our Series B Preferred Stock rank prior to the holders of our common stock with respect to dividends, distributions and payments upon liquidation.  Dividends on our Series B Preferred Stock are cumulative from the date of original issue and are payable on the 15th day of January, April, July and October of each year at the dividend rate of 8.875% per annum, or $2.21875 per annum per share. At any time on or after February 14, 2019, we may redeem, in whole or in part, the Series B Preferred Stock at a redemption price of $25.00 per share plus an amount equal to all accumulated and unpaid dividends thereon to the date of redemption, whether or not declared.
For further information on our Series B Preferred Stock, please see the section entitled "Description of Series B Preferred Shares" of our prospectus supplement filed with the Commission on February 13, 2014.

Preferred Stock Purchase Rights
On January 15, 2016, we entered into a Stockholders Rights Agreement, or the Rights Agreement, with Computershare Trust Company, N.A., as Rights Agent, to replace the Amended and Restated Stockholders Rights Agreement dated October 7, 2008.
Under the Rights Agreement, we declared a dividend payable of one preferred stock purchase right, or Right, for each share of common stock outstanding at the close of business on January 26, 2016. Each Right entitles the registered holder to purchase from us one one-thousandth of a share of Series A Participating Preferred Stock, par value $0.01 per share, at an exercise price of $40.00 per share. The Rights will separate from the common stock and become exercisable only if a person or group acquires beneficial ownership of 18.5% or more of our common stock (including through entry into certain derivative positions) in a transaction not approved by our board of directors. In that situation, each holder of a Right (other than the acquiring person, whose Rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price, a number of shares of our common stock having a then-current market value equal to twice the exercise price. In addition, if the Company is acquired in a merger or other business combination after an acquiring person acquires 18.5% or more of our common stock, each holder of the Right will thereafter have the right to purchase, upon payment of the exercise price, a number of shares of common stock of the acquiring person having a then-current market value equal to twice the exercise price. The acquiring person will not be entitled to exercise these Rights. Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other stockholder rights.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our board of directors can approve a redemption of the Rights or a permitted offer, the Rights should not interfere with a merger or other business combination approved by our board of directors.
We have summarized the material terms and conditions of the Rights Agreement and the Rights below. For a complete description of the Rights, we encourage you to read the Rights Agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.
Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding common stock, or, in the case of uncertificated common shares registered in book entry form, which we refer to as "book entry shares," by notation in book entry accounts reflecting ownership, and will attach to all common stock certificates and book entry shares we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire at the close of business on January 14, 2026, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock; or
•
the 10th business day (or such later date as determined by the Company's board of directors) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.

"Acquiring person" is generally defined in the Rights Agreement as any person, together with all affiliates or associates, who beneficially owns 18.5% or more of the Company's common stock. However, the Company, any subsidiary of the Company or any employee benefit plan of the Company or of any subsidiary of the Company, or any person holding shares of common stock for or pursuant to the terms of any such plan, are excluded from the definition of "acquiring person." In addition, persons who beneficially own 18.5% or more of the Company's common stock on the effective date of the Rights Agreement are excluded from the definition of "acquiring person" until such time as they acquire additional shares in excess of 2% of the Company's then outstanding common stock as specified in the Rights Agreement for purposes of the Rights, and therefore, until such time, their ownership cannot trigger the Rights. Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common stock by us, will not become acquiring persons as a result of those transactions.

Our board of directors may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of shares of common stock.
Until the Rights distribution date:
•	our common stock certificates and book entry shares will evidence the Rights, and the Rights will be transferable only with those certificates; and
•	any new common stock will be issued with Rights and new certificates or book entry shares, as applicable, will contain a notation incorporating the Rights Agreement by reference.

As soon as practicable after the Rights distribution date, the Rights agent will mail certificates representing the Rights to holders of record of common stock at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any shares of common stock we issue after the Rights distribution date, except as our board of directors may otherwise determine.
Flip-In Event
A "flip-in event" will occur under the Rights Agreement when a person becomes an acquiring person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an acquiring person pursuant to a merger or other acquisition agreement that has been approved by our board of directors prior to that person becoming an acquiring person.
If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading "Redemption of Rights" below or, if the acquiring person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading "Exchange of Rights" below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of shares of common stock, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an acquiring person or specified related parties will become void in the circumstances the Rights Agreement specifies.
Flip-Over Event
A "flip-over event" will occur under the Rights Agreement when, at any time after a person has become an acquiring person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.
If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading "Flip-In Event" above, will have the right to receive the number of shares of common stock of the acquiring company which has a current market price equal to two times the exercise price of such Right.
Anti-dilution
The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the exercise price of the Rights until cumulative adjustments amount to at least 1% of the exercise price. It also will not require us to issue fractional shares of our Series A Participating Preferred Stock that are not integral multiples of one-thousandth of a share, and, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.
Redemption of Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.01 per right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or shares of common stock. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our board of directors timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.
Exchange of Rights
We may, at our option, exchange the Rights (other than Rights owned by an acquiring person or an affiliate or an associate of an acquiring person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one share of common stock per right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing stockholders becoming the beneficial owner of 50% or more of our outstanding common stock for the purposes of the Rights Agreement.

Amendment of Terms of Rights
During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights Agreement, other than to decrease the redemption price, only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any acquiring person; or
•
to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption or lengthen any time period that protects, enhances or clarifies the benefits of holders of Rights other than an acquiring person.

Other Matters
Directors
Our directors are elected by a majority of the votes cast by stockholders entitled to vote. There is no provision for cumulative voting.
Our board of directors must consist of at least one member. Stockholders may change the number of directors only by the affirmative vote of holders of a majority of the outstanding common stock. The board of directors may change the number of directors only by a majority vote of the entire board. Our board of directors is divided into three classes, with each class serving staggered, three-year terms. Each director shall be elected to serve until the next annual meeting of stockholders at which the term expires for the relevant class, and until his successor shall have been duly elected and qualified, except in the event of his death, resignation, removal, or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.
Stockholder Meetings
Under our amended and restated bylaws, annual stockholder meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside the Marshall Islands. Special meetings may be called by our Chairman, Chief Executive Officer, or Secretary at the direction of the board of directors or by holders of not less than one-fifth of all outstanding common shares. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the stockholders that will be eligible to receive notice and vote at the meeting. Shareholders of record holding at least one third of the shares issued and outstanding and entitled to vote at such meetings, present in person or by proxy, will constitute a quorum at all stockholder meetings.
Dissenters' Rights of Appraisal and Payment
Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our amended and restated articles of incorporation, a shareholder also has the right to dissent and receive payment for the shareholder's shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in the high court of the Republic of The Marshall Islands or in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.
Stockholders' Derivative Actions
Under the BCA, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Limitations on Liability and Indemnification of Officers and Directors
The BCA authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties. Our amended and restated bylaws include a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent permitted by law.
Our amended and restated bylaws provide that certain individuals, including our directors and officers, are entitled to be indemnified by us to the same extent as authorized by the BCA, if such individuals acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. We shall have the power to pay in advance expenses a director or officer incurs while defending a civil or criminal proceeding, subject to certain conditions. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability and indemnification provisions in our amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.
There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Anti-takeover Effect of Certain Provisions of our Amended and Restated Articles of Incorporation and Bylaws
Several provisions of our amended and restated articles of incorporation and bylaws may have anti-takeover effects. These provisions, which are summarized below, are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize stockholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions could also discourage, delay or prevent (i) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise that a stockholder may consider in its best interest and (ii) the removal of incumbent officers and directors.
Business Combinations
Our amended and restated articles of incorporation generally prohibit us from entering into a business combination with an "interested shareholder" for a period of three years following the date on which the person became an interested shareholder.  Interested shareholder is defined, with certain exceptions, as a person who (i) owns more than 15% of our outstanding voting stock, or (ii) is an affiliate or associate of the Company that owned more than 15% of our outstanding stock at any time in the prior three years from the date the determination is being made as to whether he or she is an interested shareholder.
This prohibition does not apply in certain circumstances such as if (i) prior to the person becoming an interested shareholder, our board of directors approved the business combination or the transaction which resulted in the person becoming an interested shareholder, or (ii) the person became an interested shareholder prior to the Company's initial public offering.
Blank Check Preferred Stock
Under the terms of our amended and restated articles of incorporation, our board of directors has authority, without any further vote or action by our stockholders, to issue up to 25,000,000 shares of blank check preferred stock. Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors
Our amended and restated articles of incorporation provide for the division of our board of directors into three classes of directors, with each class as nearly equal in number as possible, serving staggered, three-year terms. Approximately one-third of our board of directors is elected each year. This classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of us. It could also delay stockholders who do not agree with the policies of our board of directors from removing a majority of our board of directors for two years.
Election and Removal of Directors
Our amended and restated articles of incorporation prohibit cumulative voting in the election of directors. Our amended and restated bylaws require parties other than the board of directors to give advance written notice of nominations for the election of directors. Our amended and restated articles of incorporation also provide that our directors may be removed only for cause and only upon the affirmative vote of a majority of the outstanding shares of our capital stock entitled to vote for those directors. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.

Limited Actions by Stockholders
Our amended and restated articles of incorporation and bylaws provide that any action required or permitted to be taken by our stockholders must be effected at an annual or special meeting of stockholders or by the unanimous written consent of our stockholders. Our amended and restated articles of incorporation and bylaws provide that, subject to certain exceptions, our Chairman, Chief Executive Officer, or Secretary at the direction of the board of directors or holders of not less than one-fifth of all outstanding shares may call special meetings of our stockholders and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a stockholder may be prevented from calling a special meeting for stockholder consideration of a proposal over the opposition of our board of directors and stockholder consideration of a proposal may be delayed until the next annual meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations
Our amended and restated bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder's notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the date on which we first mailed our proxy materials for the preceding year's annual meeting. Our bylaws also specify requirements as to the form and content of a stockholder's notice. These provisions may impede stockholders' ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.
Registrar and Transfer Agent
The registrar and transfer agent for our common stock and Series B Preferred Stock is Computershare Trust Company, N.A.
Listing
Shares of our common stock are listed on the NYSE under the symbol "DSX."  Shares of our Series B Preferred Stock are listed on the NYSE under the symbol "DSXPRB."

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement. We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture. These indentures will be filed either as exhibits to an amendment to the registration statement of which this prospectus forms a part or as an exhibit to a report under the Exchange Act, that will be incorporated by reference into the registration statement of which this prospectus forms a part or a prospectus supplement. We refer to any applicable prospectus supplement, amendment to the registration statement and/or Exchange Act report as "subsequent filings." The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are each referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended, and will be construed in accordance with and governed by the laws of the State of New York (without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction) unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  Each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement or a supplemental indenture, if any, relating to such series.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued and that each indenture will provide that debt securities may be issued in one or more series.
We expect that the subsequent filings related to a series of offered debt securities will describe the following terms of the series:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;
•	the applicability of and terms of any guarantees;
•
any period or periods during which, and the price or prices at which, we will have the option to or be required to redeem or repurchase the debt securities of the series and the other material terms and provisions applicable to such  redemption or repurchase;

•	any optional or mandatory sinking fund provisions;
•	any conversion or exchangeability provisions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any covenants or other material terms relating to the debt securities, which may not be inconsistent with the applicable indenture;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the Commission relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the Commission, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the Commission relating to those securities.
We refer you to the applicable subsequent filings for the particular terms and provisions of the debt securities offered by any prospectus supplement.

Senior Debt Securities
We may issue senior debt securities under a senior debt indenture. These senior debt securities would rank on an equal basis with all our other unsubordinated debt.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture. These subordinated debt securities would rank subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in the applicable prospectus supplement.
Covenants
Any series of offered debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders generally may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But we expect that no modification that:
 (1) changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
 (2) reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
 (3) reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
 (4) waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
 (5) makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
 (6) makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or
 (7) waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.

Additionally, certain changes under each indenture will not require the consent of any holders.  These types of changes are generally limited to clarifications of ambiguities, omissions, defects and inconsistencies in each indenture and amendments, supplements and other changes that would not adversely affect the holders of outstanding debt securities under each indenture, such as adding security, covenants, additional events of default or successor trustees.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium when due;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually, after debt securities are issued under that indenture, with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.

We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of each indenture will provide us with the right to omit complying with specified covenants and specified events of default described in a subsequent filing upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.
We expect that to exercise this right we will also be required to deliver to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that the deposit and related covenant defeasance will not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.

Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC's nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of:
•	debt or equity securities issued by us, a basket of such securities, an index or indices of such securities, or any combination of the above as specified in the applicable prospectus supplement; or
•	currencies.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights. We expect that such terms will include, where applicable:
•	the exercise price for the rights;
•	the number of rights issued to each stockholder;
•	the extent to which the rights are transferable
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the Commission if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more rights, purchase contracts, warrants, debt securities, preferred shares, common shares (including related preferred stock purchase rights) or any combination of such securities.  The applicable prospectus supplement will describe the terms of the offered units.  We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares, and/or common shares (including related preferred stock purchase rights) comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

ENFORCEABILITY OF CIVIL LIABILITIES
Diana Shipping Inc. is a Marshall Islands corporation.  The Marshall Islands has a less developed body of securities laws than the United States and provides protections for investors to a significantly lesser extent.
Our principal executive offices are located outside the United States in Athens, Greece, and a majority of our directors, officers and the experts named in this prospectus reside outside the United States.  In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in United States courts against us or these persons in any action, including actions based upon the civil liability provisions of United States federal or state securities laws. Furthermore, there is substantial doubt that the courts of the Marshall Islands or Greece would enter judgments in original actions brought in those courts predicated on United States federal or state securities laws.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
Commission Registration Fee	$10,022.25	*
FINRA Filing Fee		**
NYSE Supplemental Listing Fee		**
Legal Fees and Expenses		**
Accounting Fees and Expenses		**
Printing and Engraving Expenses		**
Transfer Agent and Registrar Fees and Expenses		**
Indenture Trustee Fees and Expenses		**
Blue Sky Fees and Expenses		**
Miscellaneous		**
Total		**

*     Previously paid.
**  To be provided by a prospectus supplement or as an exhibit to a report on Form 6-K that is incorporated by reference into the registration statement of which this prospectus forms a part.
LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York, with respect to matters of the law of the Republic of the Marshall Islands and with respect to matters of United States and New York law.
EXPERTS
The consolidated financial statements of Diana Shipping Inc. appearing in Diana Shipping Inc.'s Annual Report (Form 20-F) for the year ended December 31, 2017 and the effectiveness of Diana Shipping Inc.'s internal control over financial reporting as of December 31, 2017 have been audited by Ernst & Young (Hellas) Certified Auditors-Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors-Accountants S.A. is located at Chimarras 8B, 15125, Maroussi, Athens, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants ("SOEL"), Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the Commission.  This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the Commission.  You may read and copy any document that we file and obtain copies at prescribed rates from the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330.  The Commission maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission.  Our filings are also available on our website at http://www.dianashippinginc.com.  The information on our website does not constitute a part of this prospectus.
Information Incorporated by Reference
The Commission allows us to "incorporate by reference" information that we file with it.  This means that we can disclose important information to you by referring you to those filed documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Commission prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We hereby incorporate by reference the documents listed below and any future filings made with the Commission under Section 13(a), 13(c) or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the Commission on March 16, 2018, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;

•	Our Report on Form 6-K, furnished to the Commission on March 22, 2018;
•	Our two Reports on Form 6-K, furnished to the Commission on March 27, 2018;
•	Our Report on Form 6-K, furnished to the Commission on April 4, 2018;
•	Our Report on Form 6-K, furnished to the Commission on April 10, 2018;
•	Our Report on Form 6-K, furnished to the Commission on April 18, 2018;
•	Our Report on Form 6-K, furnished to the Commission on April 20, 2018;
•	Our Report on Form 6-K, furnished to the Commission on April 27, 2018;
•	Our Report on Form 6-K, furnished to the Commission on April 30, 2018;
•	Our Report on Form 6-K, furnished to the Commission on May 7, 2018;
•	Our three Reports on Form 6-K, furnished to the Commission on May 10, 2018;
•	Our Report on Form 6-K, furnished to the Commission on May 22, 2018;
•	Our Report on Form 6-K, furnished to the Commission on June 1, 2018;
•	Our Report on Form 6-K, furnished to the Commission on June 6, 2018;
•	Our Report on Form 6-K, furnished to the Commission on June 21, 2018;
•	Our Report on Form 6-K, furnished to the Commission on June 27, 2018;

•	Our Report on Form 6-K, furnished to the Commission on July 2, 2018;
•	Our Report on Form 6-K, furnished to the Commission on July 10, 2018;
•	Our Report on Form 6-K, furnished to the Commission on July 16, 2018;
•	Our Form 8-A12B, filed with the Commission on March 15, 2005, registering our common stock under Section 12(b) of the Exchange Act, and any amendment filed thereto;
•
Our Form 8-A12B, filed with the Commission on February 13, 2014, registering our 8.875% Series B Cumulative Redeemable Perpetual Preferred Stock under Section 12(b) of the Exchange Act, and any amendment filed thereto; and

•	Our Form 8-A12B, filed with the Commission on January 15, 2016, registering our preferred stock purchase rights under Section 12(b) of the Exchange Act, and any amendment filed thereto.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the Commission and certain reports on Form 6-K or other filings that we furnish to the Commission after the date of this prospectus (if they state that they are incorporated by reference into this prospectus), including all such reports filed after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the applicable prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the Commission and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filings we incorporate by reference to this prospectus by writing or telephoning us at the following address:
Diana Shipping Inc.
Pendelis 16
175 64 Palaio Faliro
Athens, Greece
011 30 (210) 947-0100

Information Provided by the Company
We will furnish holders of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. GAAP.  As a "foreign private issuer," we are exempt from the rules under the Securities Exchange Act prescribing the furnishing and content of proxy statements to shareholders.  While we intend to furnish proxy statements to any shareholder in accordance with the rules of the NYSE, those proxy statements are not expected to conform to Schedule 14A of the proxy rules promulgated under the Exchange Act.  In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.

$200,000,000

Common Shares
Prospectus Supplement

Maxim Group LLC